                                                                     EXHIBIT 4.2

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------


                                             November 18, 1999


To each of the several Purchasers named in
Exhibit 1.01 to the Series B Convertible Preferred
------------
Stock Purchase Agreement (the "Purchase Agreement")
                               ------------------
of even date herewith, each holder of the
Series A Preferred Stock (as defined below)
as set forth in Exhibit 1 to this Agreement
(referred to collectively as the "Purchasers")
                                  ----------
and each of Jonathan Burgstone and Asif Satchu
(together, the "Founders")
                --------

Dear Sirs:

     The holders of our Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") originally entered into this Agreement on June 28, 1999 in connection with their investment in Suppliermarket.com, Inc., a Delaware corporation (the "Company" ) with the
                                                       -------
Company and the Founders. In connection with the purchase on the date hereof of up to an aggregate of 16,040,040 shares (the "Preferred Shares", which term
                                              ----------------
shall include shares of Series A Preferred Stock) of Series B Convertible Preferred Stock, par value $.001 per share ("Preferred Stock", which term shall include the Series A Preferred Stock), of the Company, the parties wish to amend and restate this Agreement and the Company covenants and agrees with each of you as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

     "Blue Sky Application" has the meaning set forth in Section 9.
      --------------------

     "Commission" shall mean the Securities and Exchange Commission, or any
      ----------
other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, par value $.001 per share, of
      ------------
the Company, as constituted as of the date of this Agreement.

     "Company" has the meaning set forth in the preamble to this Agreement.
      -------

     "Conversion Shares" shall mean shares of Common Stock issued or issuable
      -----------------
upon conversion of the Preferred Shares, and any shares of capital stock received in respect thereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
      ------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Founders" has the meaning set forth in the preamble to this Agreement.
      --------

     "Preferred Shares" shall have the meaning set forth in the preamble to this
      ----------------
Agreement and shall include any additional shares of Preferred Stock issued by the Company.

     "Preferred Stock" has the meaning set forth in the preamble to this
      ---------------
Agreement.

     "Purchasers" has the meaning set forth in the preamble to this Agreement.
      ----------

     "Registrable Common Shares" shall mean the shares of Common Stock now owned
      -------------------------
or hereafter acquired by the Founders.

     "Registration Expenses" shall have the meaning set forth in Section 8.
      ---------------------

     "Registration Statements" has the meaning set forth in Section 6.
      -----------------------

     "Restricted Stock" shall mean the Conversion Shares and the Registrable
      ----------------
Common Shares, excluding Conversion Shares and Registrable Common Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act; provided, however, that the term "Restricted Stock"
                          --------  -------
shall exclude the Registrable Common Shares for purposes of Sections 4, 6, 13(d) and 13(h), and, the holders of Registrable Common Shares shall not have any rights under said Sections 4(a), 4(b) and 6(a).

     "Securities Act" shall mean the Securities Act of 1933 or any similar
      --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall have the meaning set forth in Section 8.
      ----------------

     "Series A Preferred Stock" has the meaning set forth in the preamble to
      ------------------------
this Agreement.

     "Suspension" has the meaning set forth in Section 6.
      ----------

     2.   Restrictive Legend.  Each certificate representing Preferred Shares,
          ------------------
Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws.

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

     3.   Notice of Proposed Transfer.  Prior to any proposed transfer of any
          ---------------------------
Preferred Shares, Conversion Shares or Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a
--------  -------
transfer to one or more partners of the transferor (in the case of a transferor that is a partnership), to one or more members of the transferor (in the case of a transferor that is a limited liability company) or to an affiliated corporation (in the case of a transferor that is a corporation); provided,
                                                                 --------
further, however, that any transferee other than a partner or affiliate of the
-------  -------
transferor shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company's counsel to the effect that the transferee is acquiring Restricted Stock for its own account, for investment purposes and without any view to distribution thereof, and further agreeing to become bound to this Agreement as a holder of Restricted Stock . Each certificate for Preferred Shares or Conversion Shares or Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by
Section 2 in accordance with the provisions of that Section. If the Company does not accept an opinion of counsel required hereby signed by Testa, Hurwitz & Thibeault, LLP or Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, the Company will pay the reasonable fees and disbursements of other counsel in connection with all opinions rendered by them pursuant to this Section 3.

     4.   Required Registration.
          ---------------------

          (a) At any time after the earlier of (i) the third anniversary of this Agreement, and (ii) 90 days after the Company's initial public offering of its securities under the Securities Act, the holders of Restricted Stock constituting at least 35% of the voting power of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice; provided,
                                                                   --------
however, that the only securities which the Company shall be required to
-------
register pursuant hereto shall be shares of Common Stock; provided, further,
                                                          --------  -------
however, that, in any underwritten public offering contemplated by this Section
-------
4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6.

          (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on three occasions only; provided, however, that such
                                                    --------  -------
obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of a majority of the voting power of the Restricted Stock to be registered (other than as a result of a material adverse change in the business or condition, financial or otherwise, of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) The Company and the Founders (or at the option of the Company, any other holders of Common Stock) shall be entitled to include in any registration statement referred to in this Section 4 or any registration statement filed at the request of the holders of Restricted Stock pursuant to
Section 6, for sale in accordance with the method of disposition specified by the requesting holders of Restricted Stock, shares of Common Stock to be sold by the Company or such other holders of Common Stock for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

          (d) If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, shares to be sold by the holders of Restricted Stock shall be excluded only after any shares to be sold by the Company, the Founders and other holders of Common Stock have been excluded, in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Restricted Stock.

          (e) In the event of an underwritten offering of shares of Restricted Stock, holders of a majority of the voting power of the shares of Restricted Stock to be registered and sold in such underwritten offering may select the lead underwriter which shall be reasonably acceptable to the Company.

     5.   Incidental Registration.  If the Company at any time (other than
          -----------------------
pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock held by such requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that
                                                     --------  -------
such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock; provided, further, however,
                                                   --------  -------  -------
that in no event shall the number of shares of Restricted Stock included in the offering be reduced below 30% of the total number of shares of Common Stock included in such offering, unless the offering is the Company's initial public offering of the Company's securities in which case the number of shares of Restricted Stock to be included by the holders may be reduced or eliminated entirely as set forth above. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

     6.   Registration on Form S-3.  (a)  If at any time (i) a holder or holders
          ------------------------
of Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided,
                                                               --------
however, that there shall be no limitation on the number of registrations on
-------
Form S-3 which may be requested and obtained under this Section 6.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to register Restricted Stock under the Securities Act on registration statements ("Registration Statements") may, upon the reasonable determination of the Board of Directors made only once during any 12-month period, be suspended in the event and during such period as unforeseen circumstances (including without limitation (i) an underwritten primary offering by the Company (which includes no secondary offering) if the Company is advised in writing by its underwriters that the registration of the Restricted Stock would have a material adverse effect on the Company's offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event which would require additional disclosure of material information by the Company in Registration Statements or such other filings, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with Securities and Exchange Commission (the "SEC") requirements) exist (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") which would make it impractical or unadvisable for the Company to file the Registration Statements or such other filings or to cause such to become effective. Such suspension shall continue only for so long as such event is continuing but in no event for a period longer than 90 days. The Company shall notify the Purchasers of the existence and nature of any Suspension Event.

     7.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required
--------  -------
to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) provide each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock;

          (j) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (k) provide a transfer agent and registrar for all Restricted Stock to be registered not later than the effective date of such registration statement and obtain a CUSIP number as needed.

          For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     8.   Expenses.  All expenses incurred by the Company in complying with
          --------
Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees and expenses of one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and the fees and expenses of more than one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock are called "Selling Expenses."

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     9.   Indemnification.
          ---------------

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each holder of Restricted Stock, its partners, officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, partner, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such holder, and such partner, officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Restricted Stock, each underwriter and each person who controls any seller or underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be
                                    --------  -------
liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further,
                                                          --------  -------
however, that the liability of each seller hereunder shall not exceed the
-------
proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided,
                                                                --------
however, that, if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable by reason of unenforceability to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined primarily by reference to whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and secondarily by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) The indemnities provided in this Section 9 shall survive the transfer of any Restricted Stock by such holder.

     10.  Changes in Common Stock or Preferred Stock.  If, and as often as,
          ------------------------------------------
there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     11.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the Company's initial public offering;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     12.  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent the indemnification provisions herein may be deemed not enforceable.

     13.  Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein
                  --------  -------
on the holders of Preferred Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if (a)(i) there is transferred to such transferee at least 50,000 shares of the Restricted Stock (appropriately adjusted for any subdivision or combination) originally issued to the holder or to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, member, shareholder or affiliate of a party hereto, and (b) such transferee signs a counterpart signature page agreeing to become a party to this Agreement.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and mailed, faxed or delivered to each applicable party as follows:

          if to the Company or any other party hereto, at the address of such party set forth in a certain Amended and Restated Stockholders Agreement by and among the parties hereto dated as of the date hereof with a copy to the Company's counsel as indicated therein;

          if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

     All such notices, requests, demands and other communications shall be effective, (a) when mailed (which mailing must be accomplished by certified or registered mail, return receipt requested, postage prepaid), five days after deposited in the mails, (b) when sent by express overnight courier service one day after properly deposited with such courier service, or (c) when faxed upon transmission by facsimile.

          (c) This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the voting power of Restricted Stock. Notwithstanding the foregoing, no such amendment or modification shall be effective if and to the extent that such amendment or modification either (a) creates any additional affirmative obligations to be complied with by any or all of the Purchasers or
(b) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers or otherwise treats any one or more Purchasers differently than all other Purchasers.


          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          (f) The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate six years after completion of an underwritten public offering of shares of Common Stock in which the net proceeds received by the Company shall be at least $30 million and the per share price paid by the public for such shares shall be at least three times the original purchase price per share paid by the Purchasers under the Purchase Agreement for the Series B Preferred Stock (appropriately adjusted to reflect any subdivision or combination).


          (g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock (other than shares of Restricted Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the consummation of such initial public offering; provided, however, that all persons entitled to
                         --------  -------
registration rights with respect to shares of Common Stock who are not parties to this Agreement and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).


          (h) The Company shall not grant to any third party any registration rights comparable to or more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect, without prior written consent of holders of a majority of the voting power of Restricted Stock.


          (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (j) Any purchaser of Series B Preferred Stock who purchases Preferred Shares following the date of this Agreement may become a party to this Agreement by executing and delivering to the Company a counterpart to this Agreement.
Upon such execution and delivery, such purchaser shall be a "Purchaser" hereunder with all of the rights and obligations thereof, and any shares of Preferred Stock so purchased shall be deemed to be "Preferred Shares" for all purposes hereunder.

          (k) This Agreement amends and restates in its entirety the Registration Rights Agreement dated as of June 28, 1999 and all parties thereto as well as all signatories hereto shall be bound under this Agreement.

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Amended and Registration Rights Agreement shall be a binding agreement among the Company, the Founders and you.


                                   Very truly yours,



                                   SUPPLIERMARKET.COM, INC.



                                   By:  /s/ Asif Satchu
                                       -------------------------
                                        Name: Asif Satchu
                                        Title: President

          [Signature Page to Amended and Restated Registration Rights Agreement]


AGREED TO AND ACCEPTED as of the date
first above written.


PURCHASERS OF SERIES B PREFERRED STOCK:


BATTERY VENTURES V, L.P.


By:  Battery Partners V, LLC


By:    /s/ Donald D. Stanley
       --------------------------------
       Chief Financial Officer



BATTERY INVESTMENT PARTNERS V, LLC


By:    /s/ Donald D. Stanley
       --------------------------------
       Chief Financial Officer



BATTERY VENTURES CONVERGENCE FUND, L.P.


By:  Battery Convergence Partners, LLC



By:    /s/ Donald D. Stanley
       -----------------------------
       Chief Financial Officer

          [Signature Page to Amended and Restated Registration Rights Agreement]



SEQUOIA CAPITAL VIII
SEQUOIA INTERNATIONAL TECHNOLOGY PARTNERS VIII
SEQUOIA INTERNATIONAL TECHNOLOGY PARTNERS VIII(Q)


By:  SC VIII Management, LLC
     A California Limited Liability Company
     General Partner to Each



By:  /s/ Barbara Russell
     ----------------------------------
     Director of Partnership Operations


CMS PARTNERS LLC



By:  /s/ Barbara Russell
     ----------------------------------
     Director of Partnership Operations

          [Signature Page to Amended and Restated Registration Rights Agreement]



AURORA INVESTMENTS LLC



By: /s/ William Janetshek
    -----------------------------------
        Member

          [Signature Page to Amended and Restated Registration Rights Agreement]



FENWAY PARTNERS CAPITAL FUND II, L.P.


By:  Fenway Partners II, LLC
     Its General Partner



By:  /s/ Peter Lamm
     ----------------------------------
     Managing Member:

    [Signature Page to Amended and Restated Registration Rights Agreement]


MADISON DEARBORN CAPITAL PARTNERS III, LP

By:  Madison Dearborn Partners III, L.P.
Its: General Partner

By:  Madison Dearborn Partners, LLC
Its: General Partner


By:  /s/ Thomas R. Reusche
     ----------------------------
     A Managing Director


MADISON DEARBORN SPECIAL EQUITY III, LP

By:  Madison Dearborn Partners III, L.P.
Its: General Partner

By:  Madison Dearborn Partners, LLC
Its: General Partner


By:  /s/ Thomas R. Reusche
     ----------------------------
     A Managing Director


SPECIAL ADVISORS FUND I, LLC

By:  Madison Dearborn Partners III, L.P.
Its: Manager

By:  Madison Dearborn Partners, LLC
Its: General Partner


By:  /s/ Thomas R. Reusche
     ----------------------------
     A Managing Director

    [Signature Page to Amended and Restated Registration Rights Agreement]


OMI PARTNERSHIP HOLDINGS LTD.


By:  /s/ John Troiano
     ------------------------
     Name: John Troiano
     Title: Principal

          [Signature Page to Amended and Restated Registration Rights Agreement]



CHISHOLM PARTNERS IV, L.P.

By: Chisholm Management IV, L.P., its General
    Partner


By:  /s/ Habib Y. Gorgi
     ----------------------------
     Name: Habib Y. Gorgi
     Title: Managing Director


KENNEDY PLAZA PARTNERS II, LLC

By:  Chisholm Management IV, L.P., its Manager


By:  /s/ Habib Y. Gorgi
     ----------------------------
     Name: Habib Y. Gorgi
     Title: Managing Director


FLEET GROWTH RESOURCES, INC.

By:  /s/ Habib Y. Gorgi
     ----------------------------
     Name: Habib Y. Gorgi
     Title: President


FLEET EQUITY PARTNERS VII, L.P.

By: Fleet Growth Resources, Inc., a General
    Partner


By:  /s/ Habib Y. Gorgi
     ----------------------------
     Name: Habib Y. Gorgi
     Title: President

By: /s/ Marco Iansiti
   ---------------------------------------------



By: /s/ Michael A. Barr
   ----------------------------------------------



By: /s/ Rustom & Zarina Satchu JTWROS
   ----------------------------------------------



By: /s/ Stanley S. Shuman
   ----------------------------------------------



By: /s/ Stacey A. Lawson
   ----------------------------------------------



By: /s/ J. Jason Phillips and Sheila M. Schroeder
   ----------------------------------------------



By: /s/ Jason R. Schomer
   ----------------------------------------------



By: /s/ Alexander C. Sacerdote
   ----------------------------------------------



By: /s/ Marcos A. Rodriguez
   ----------------------------------------------



By: /s/ James T. & Margaret J. McKitrick
   ----------------------------------------------

By: /s/ William A. Sahlman
   ------------------------------------



By: /s/ Anthony K. Tjan
   ------------------------------------



By: /s/ Michael J. Roberts
   ------------------------------------



By: /s/ Mark N. Diker
   ------------------------------------



By: /s/ Timothy P. Mayhew
   ------------------------------------



By: /s/ Brian Frank
   ------------------------------------



By: /s/ Terrence M. Mullen
   ------------------------------------



By: /s/ Peter S. Cohan
   ------------------------------------



By: /s/ Jerry J. Jasinowski
   ------------------------------------

TWO CREEKS CAPITAL PARTNERS, LLC,

 As Nominee


By: /s/ Lawrence D. Stuart, Jr.
    ---------------------------------
    Name: Lawrence D. Stuart, Jr.
    Title: Partner


REPVEST, L.L.C.



By: /s/ Kevin J. Connors
    ---------------------------------
    Name: Kevin J. Connors
    Title: Registered Agent



SKYDOME PARTNERS, LLC



By: /s/ Reza Satchu
    ---------------------------------
    Name: Reza Satchu
    Title: Managing Member



RGIP, LLC



By: /s/ R. B. Malt
    ---------------------------------
    Name: R. B. Malt
    Title: Managing Member


REGIS INVESTMENTS LLC



By: /s/ Gabriele J. Troiano
    ----------------------------------
    Name: Gabriele J. Troiano
    Title: Managing Member

CHRISTAN AND TIMBERS, INC.



By: /s/ David C. Nocifora
    ---------------------------------
    Name: David C. Nocifora
    Title: Vice President and
           Chief Financial Officer



By: /s/ David A. Snavely
    ---------------------------------
    Name:  David A. Snavely
    Title: The Trust Company of Toledo,
           N.A., Trustee of the Robert
           J. Lanigan Revocable Trust


By: /s/ Karen H. Andrews
    ---------------------------------



By: /s/ Samuel Valenti III
    ---------------------------------



By: /s/
    ---------------------------------

    [Signature Page to Amended and Restated Registration Rights Agreement]



FOUNDERS:
--------


/s/ Jonathan Burgston
------------------------
Jonathan Burgstone



/s/ Asif Satchu
------------------------
Asif Satchu

                                                                       Exhibit 1
                                                                       ---------



                              Series A Purchasers



Names and Address
-----------------


Battery Ventures V, L.P.
Battery Investment Partners V, LLC
Battery Ventures Convergence Fund, L.P.
20 William Street
Wellesley, MA 02481
Fax:

Sequoia Capital VIII
Sequoia International Technology Partners VIII
Sequoia International Technology Partners VIII (Q)
CMS Partners LLC
Sequoia 1997
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Sky Dome Partners, LLC
c/o Fenway Partners
152 West 57/th/ Street, 59/th/ Floor
New York, NY 10019
Attn: Reza Satchu
Fax: (212) 581-1205

Timothy Mayhew
Palladium Equity Partners
Rockefeller Center
1270 Avenue of the Americas
Suite 2200
New York, NY 10020
Fax: (212) 218-5155

Stacey Lawson
Parametric Corporation
128 Technology Drive
Waltham, MA 02453
Fax: (781) 398-6170

Judy Walsh
The Career Group
One Kendall Square, Building 200
Cambridge, MA 02139
Fax: (617) 494-5210

Jay O. Light
Harvard Business School
Morgan Hall 489
Soldiers Field
Boston, MA 02163
Fax: (617) 496-8443

Marco Iansiti
Harvard Business School
Morgan Hall T69
Soldiers Field
Boston, MA 02163
Fax: (617) 496-4072

William A. Sahlman
Harvard Business School
Baker Library 373
Soldiers Field
Boston, MA 02163
Fax: (617) 495-9319

Michael Roberts
Harvard Business School
Baker Library 287
Soldiers Field
Boston, MA 02163
Fax:

Mike Diker
GeoCapital Partners
2 Executive Drive, Suite 820
Fort Lee, NJ 07024
Fax: (201) 461-9292

Rustom Satchu
11 Salonica Road
Toronto, Ontario M3C 2L6
Fax: (416) 360-8248

Cynthia Ringo
Coopercom, Inc.
3255-1 Scott Blvd, Ste 103
Santa Clara, CA 95054
Fax: (408) 567-9558

Stanley Shuman
Allen & Company
711 5/th/ Avenue, 9/th/ Floor (@55/th/)
New York, NY 10022
Fax: (212)339-2305

Marcos Rodriquez
Palladium Equity Partners
Rockefeller Center
1270 Avenue of the Americas
Suite 2200
New York, NY 10020
Fax:

Mr. Chris Brody
610 5/th/ Avenue, 7/th/ Floor
New York, NY 10017
Fax:

Peter Cohan
Peter Cohan & Associates
Two Turner Ridge Road
Marlborough, MA 01752
Fax: